UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): November 26, 2004

Delhaize America, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 0-6080

North Carolina	56-0660192
(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2110 Executive Drive, P.O. Box 1330 Salisbury, North Carolina	28145-1330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 633-8250

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29, 2004, our wholly-owned subsidiary, Hannaford Bros. Co. (“Hannaford”), announced that it had completed the purchase of Massachusetts-based Victory Super Markets on November 26, 2004. A copy of the press release related to this acquisition is attached hereto as Exhibit 99.

Some of the statements in the attached press release are “forward-looking statements” - that is, statements related to future, not past, events. These forward-looking statements generally can be identified as statements that include phrases such as “plan”, “expect” or other similar words or phrases. Although such statements are based on current information, actual outcomes and results may differ materially from those projected depending upon a variety of factors, including, but not limited to, competitive factors; difficulty assimilating the personnel of acquired stores; dissipation of our management resources; inability to timely remodel stores; changes in the general economy or our markets, in consumer spending, in inflation or in legislation or regulation; and supply or quality control problems with vendors. We do not undertake to update such forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99	Hannaford Press Release dated November 29, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELHAIZE AMERICA, INC.

Dated: December 3, 2004	By:	/s/ Michael R. Waller
Michael R. Waller
Executive Vice President

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EXHIBIT INDEX

Exhibit No.	Description
99	Hannaford Press Release dated November 29, 2004

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